445 Park Avenue New York, NY 10022-4406 (212) 371-8300 One Post Office Square Boston, MA 02109 (617) 457-0900 3000 Sand Hill Road, Building 2 Menlo Park, CA 94025 (650) 854-9111 One Ferry Building San Francisco, CA 94111 (415) 262-4860 Materials for Discussion October 26, 2004 Needham & Company, Inc. Exhibit (c)(6) Certain portions of this exhibit have been omitted pursuant to a Confidential Treatment Request filed separately with the Commission pursuant to Exchange Act Rule 24b-2(b). Omissions are Indicated by "***" in this exhibit.

Table of Contents Section 1 Outreach Summary Section 2 Section 3 Selected Technology M&A Transactions Strategic Alternatives

Outreach Summary

Summary During the course of this assignment, we have contacted a broad range of potential acquirers across several market segments including computer peripherals, communications equipment, internet telephony, mobile communications and the broader consumer electronics market. We have contacted 47 companies and private equity funds: 25 reviewed the executive summary; 3 provided an indication of interest; 19 did not respond to our multiple inquiries; and 26 have passed. Next Steps Determine interest and acceptable valuation metrics in the *** and *** offers Strategic alternatives

Status of Contact with Potential Acquirers Reviewed Executive Summary *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Indications of Interest *** *** *** No Response *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Pass *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***

*** *** *** *** Company Overview Products Selected Financial Data ***

*** Indication of Interest Offer price of $28M $14M Cash $14M Stock Additional warrant coverage upon mutually agreed milestones Company Price Shares Outstanding Market Val Enterprise Val Vialta 0.22 $ 82,976 18,255 $ (5,358) $ *** *** *** *** *** Value Issued Consideration Per share Amount Shares / Warrants of Consideration to Vialta Cash per Vialta share 0.17 $ 82,976 14,000 $ NA Paid in *** common shares 0.17 82,976 14,000 2,333 Warrants TBD TBD TBD TBD Transaction Val: 28,000 $ Trans Val per share: 0.34 $ Implied Premium: 53% Implied Enterprise Val: 4,387 $ Transaction Value/LTM Rev. 2.4x Implied Ent. Value/LTM Rev. 0.4x Pro Forma Ownership (1) Vialta 16.0% *** 84.0% Vialta *** Cash (2)(3) 23,613 $ Cash (2) 5,696 $ Debt - Debt - Metrics as of October 25, 2004 Transaction Overview

*** - One Year Stock Price / Volume Performance ***

***- One Year Histogram ***

*** *** *** Company Overview Products Selected Financial Data ***

*** Indication of Interest Offer price of approximately $30M $0.10 per Vialta share in cash $0.20 per Vialta share in stock Warrants equal to 50% of *** shares issued Company Price Shares Outstanding Market Val Enterprise Val Vialta 0.22 $ 82,976 18,255 $ (5,358) $ *** *** *** *** *** Value Issued Consideration Per share Amount Shares / Warrants of Consideration to Vialta Cash per Vialta share 0.10 $ 82,976 8,298 $ NA Paid in *** common shares 0.20 82,976 16,595 16,431 Warrants 0.65 8,215 5,312 8,215 Transaction Val: 30,205 $ Trans Val per share: 0.36 $ Implied Premium: 65% Implied Enterprise Val: 6,592 $ Transaction Value/LTM Rev. 2.6x Implied Ent. Value/LTM Rev. 0.6x Pro Forma Ownership (1) Vialta 38.3% *** 61.7% Vialta *** Cash (2)(3) 23,613 $ Cash (2) 5,339 $ Debt - Debt - Warrants Valuation Calculated using a strike price of $2.00 and Black-Scholes. Amount of warrants issued equals 50% of *** shares issued. Assumes warrant expiration in 2007, *** beta of 1.65 and volatility of 123.42%. Metrics as of October 25, 2004 Transaction Overview

*** - One Year Stock Price / Volume Performance ***

*** - One Year Histogram ***

Selected Technology M&A Transactions

Selected Technology M&A Transactions

Selected Technology M&A Transactions (cont'd)

Strategic Alternatives

Strategic Alternatives Sale to strategic acquirer Continue to grow organically Distribute cash to shareholders Going private

Sale to Strategic Acquirer

Sale to Strategic Acquirer Benefits Receive premium valuation to current market capitalization Provides partial liquidity now for current shareholders May have access to more resources to invest in the business Potential to gain critical mass and gain investor attention Issues Current market valuation is extremely low (trading below cash value) Current indications of interest do not meet valuation expectations Eliminates future upside potential from product portfolio (Broadband Beamer) Price received not based on future growth potential Current bidders (*** /*** ) have unproven business models and illiquid stocks

Continue to Grow Organically

Continue to Grow Organically Benefits Vialta is currently growing successfully Enables the Company the opportunity to eventually realize the value of its product portfolio Provided the Company is able to show sustained revenue and earnings growth, it should be able to slowly gain investor interest and increase shareholder value Issues Must recruit new management Investors will likely not ascribe a high valuation to the company until it demonstrates progress on its growth initiatives and is achieving positive cash flow and profitability on a consistent basis Difficult to attract institutional investors due to market capitalization and liquidity No significant near term catalysts to drive stock price appreciation Future growth will largely depend on market acceptance of the Broadband Beamer Implementation of Sarbanes-Oxley and hiring of new auditors The differential between the Company's current market capitalization and the minimum level investors are willing to consider is substantial and will be difficult to overcome Even with very good execution, the above benefits are likely to take a long time to materialize

Distribute Cash to Shareholders

Distribute Cash to Shareholders / Liquidation Benefits Provides immediate liquidity to current shareholders Premium valuation to current share price Issues Costs and liabilities of liquidation Current product portfolio has significant shelf life Eliminates any future upside potential from products in the pipeline

Liquidation Analysis Analysis Assumptions Liquidation Liquidation Liquidation Valuation Valuation Valuation Cash and cash equivalents (1) 100% 100% 100% Accounts receivable 60% 70% 80% Inventories 20% 30% 40% Prepaid expenses and other 0% 0% 0% Property, plant & equipment, net 10% 15% 20% Other assets 0% 0% 0% Transaction expenses (2) 500 $ 500 $ 500 $ Adjusted assets less liabilities 26,484 $ 27,323 $ 28,163 $ Fully diluted shares outstanding 82,976 82,976 82,976 Net per share value to shareholders 0.32 $ 0.33 $ 0.34 $ Liquidation Scenarios (3), (4) I II III Adjusted assets less liabilities 26,484 $ 27,323 $ 28,163 $ Net per share value to shareholders 0.32 $ 0.33 $ 0.34 $ Premium to current share price (5) 45% 50% 54% Offers *** *** Value of transaction 30,205 $ 28,000 $ Net per share value to shareholders 0.36 $ 0.34 $ Premium to current share price (5) 65% 53% Notes (1) Assumes $1M burn rate from 6/30/04 - 12/31/04 and receipt of $5M Artisan note receivable (2) Assumes liquidation expenses of $500,000 (3) Based on June 30, 2004 Balance Sheet (4) Based forecast of liquidation to commence on December 31, 2004 (5) Assumes share price of $0.22

Liquidation Analysis - Scenario I

Liquidation Analysis - Scenario II

Liquidation Analysis - Scenario III

Going Private Transaction

Going Private Transaction Benefits Opportunity to capture value the market is not currently recognizing Assets can be redeployed to generate greater value than currently being recognized Eliminates significant expenses associated with being public Allows the Company to focus on business opportunities without undue concern about near- term financial effects Opportunity to re-emerge as a public company with a clean slate Alternatively, opportunity to merge in the future at a fair value without the constraint of low public market price Issues Transaction needs to be carefully completed due to issues of full disclosure and perceived "conflicts of interest" by the management team Potential for shareholder lawsuits Relatively complicated transaction - legal, financial, tax and customer considerations Significant investment of time and resources required to successfully transact After going private: Is there a clear exit strategy to obtain liquidity in the near future?

Effects on Key Constituents Constituents Potential Benefits Potential Risks Existing Public Shareholders 5 Premium to current trading value 6 Closure of deal due to financing contingency 6 No continued equity upside potential Management 5 Enhanced equity ownership/ wealth potential 5 Strong performance - based incentive package to align goals with financial sponsor 5 Less quarterly EPS pressure - focus on cash flow 5 Ability to grow business without focus on quarterly analyst earnings expectations 6 If capital structure is leveraged or cash position greatly reduced, it may affect: - Growth strategy - Working capital - Capital spending - Overall financial flexibility 6 Must explain/overcome stigma of "failed" public company 6 Potential loss of confidence by suppliers/customers if results deteriorate Employees 5 Could receive additional equity upside (possibility of ESOP investment in transaction) 6 Increased pressure for realignment of workforce benefits to reduce expenses 6 Potential job loss through "right - sizing" the company 6 Dealing with potential day - to - day operational issues (e.g. customer perceptions, working capital limitations) Customers / Suppliers 5 Enhanced management and employee creativity, commitment and aggressiveness 6 Increased monitoring costs to ensure credit worthiness (suppliers) and quality of service (customers)